                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            _________________________

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                   __________________________________________

         THE LACLEDE GROUP, INC.                     LACLEDE CAPITAL TRUST I
   (Exact name of registrant and co-registrant as specified in their charters)

           MISSOURI                                       DELAWARE
State or other jurisdiction of               (State or other jurisdiction of
incorporation or organization)               incorporation or organization)

         74-2976504                                  81-6099531
(I.R.S. Employer Identification No.)       (I.R.S. Employer Identification No.)
         720 Olive Street                            720 Olive Street
         St. Louis, MO 63101                         St. Louis, MO 63101
         (314) 342-0500                              (314) 342-0500

          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
           ___________________________________________________________

If this form relates to the registration   If this form relates to the
of a class of securities pursuant to       registration of a class of securities
Section 12(b) of the Exchange Act and is   pursuant to Section 12(g) of the
effective pursuant to General Instruction  Exchange Act and is effective
A. (c), please check the following box.    pursuant to General Instruction A.
[X]                                        (d), please check the following box.
                                           [_]

Securities Act registration statement file number to which this form relates:
333-86722 and 333-86722-01

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each Class                  Name of Each Exchange on Which
         to be so Registered                  Each Class is to be Registered
         -------------------                  ------------------------------

___% Trust Originated Preferred                   New York Stock Exchange
Securities of Laclede Capital Trust I
(and the Guarantee by The Laclede Group, Inc.
 with respect thereto)

Securities to be registered pursuant to Section 12(g) of the Act:   None

Item 1.   Description of Securities to be Registered

          This Registration Statement relates to the Trust Originated Preferred Securities, Liquidation Amount $25 per Security (the "Trust Preferred Securities"), of Laclede Capital Trust I, as fully and unconditionally guaranteed by The Laclede Group, Inc. (the "Guarantee"). The descriptions of the Trust Preferred Securities and the Guarantee to be registered hereunder are set forth under the captions "Description of Trust Preferred Securities" and "Description of the Guarantees" in the Prospectus dated May 6, 2002, as to be supplemented by the Prospectus Supplement relating to the Trust Preferred Securities (as so supplemented, the "Prospectus"), of Laclede Capital Trust I and The Laclede Group, and under the caption "Description of Securities" in such Prospectus Supplement. The Prospectus constitutes a part of the Registration Statement (the "Registration Statement") on Form S-3 (File Nos. 333-86722 and 333-86722-01) of Laclede Capital Trust I and The Laclede Group. The Registration Statement was initially filed with the Securities and Exchange Commission (the "Commission") on April 22, 2002 and declared effective on May 6, 2002 and is deemed to be incorporated herein by reference. The Prospectus, which will be filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 will be deemed to be incorporated herein by reference.

Item 2.   Exhibits

Exhibit
Number                              Description

1* Certificate of Trust of Laclede Capital Trust I, dated April 4, 2002 (incorporated herein by reference to Exhibit 4.3 to the Registration Statement).

2* Declaration of Trust of Laclede Capital Trust I, dated April 4, 2002 (incorporated herein by reference to Exhibit 4.4 to the Registration Statement).

3* Form of Amended and Restated Declaration of Trust (including forms of Preferred Securities and Common Securities to be issued thereunder) (incorporated herein by reference to Exhibit 4.5 to the Registration Statement).

4* Form of Indenture relating to the subordinated debentures to be entered into by and between The Laclede Group and The Bank of New York, as indenture trustee (incorporated herein by reference to Exhibit 4.7 to the Registration Statement).

5* Form of Preferred Securities Guarantee Agreement relating to the trust preferred securities to be entered into by and between The Laclede Group, as guarantor, and The Bank of New York, as trustee, for the benefit of the holders of Preferred Securities (incorporated herein by reference to Exhibit 4.8 to the Registration Statement).

6* Form of Common Securities Guarantee Agreement relating to the trust common securities (incorporated herein by reference to Exhibit 4.9 to the Registration Statement).


*Incorporated by reference.

7* Form of first supplemental indenture establishing the issuance of the subordinated debentures (including the form of subordinated debenture) (incorporated herein by reference to Exhibit 4.11 to the Registration Statement).


*Incorporated by reference.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    THE LACLEDE GROUP, INC.


Dated: July 26, 2002                By: /s/ Douglas H. Yaeger
                                       ---------------------------------------
                                    Name:  Douglas H. Yaeger
                                    Title: Chairman of the Board, President
                                           and Chief Executive Officer



                                    LACLEDE CAPITAL TRUST I

                                    By:  THE LACLEDE GROUP, INC., as Sponsor



Dated: July 26, 2002                By: /s/ Ronald L. Krutzman
                                        ---------------------------------------
                                    Name:  Ronald L. Krutzman
                                        ---------------------------------------
                                    Title: Treasurer
                                        ---------------------------------------

                                  EXHIBIT INDEX

Exhibit
Number                              Description

1* Certificate of Trust of Laclede Capital Trust I, dated April 4, 2002 (incorporated herein by reference to Exhibit 4.3 to the Registration Statement).

2* Declaration of Trust of Laclede Capital Trust I, dated April 4, 2002 (incorporated herein by reference to Exhibit 4.4 to the Registration Statement).

3* Form of Amended and Restated Declaration of Trust (including forms of Preferred Securities and Common Securities to be issued thereunder) (incorporated herein by reference to Exhibit 4.5 to the Registration Statement).

4* Form of Indenture relating to the subordinated debentures to be entered into by and between The Laclede Group and The Bank of New York, as indenture trustee (incorporated herein by reference to Exhibit 4.7 to the Registration Statement).

5* Form of Preferred Securities Guarantee Agreement relating to the trust preferred securities to be entered into by and between The Laclede Group, as guarantor, and The Bank of New York, as trustee, for the benefit of the holders of Preferred Securities (incorporated herein by reference to Exhibit 4.8 to the Registration Statement).

6* Form of Common Securities Guarantee Agreement relating to the trust common securities (incorporated herein by reference to Exhibit 4.9 to the Registration Statement).

7* Form of first supplemental indenture establishing the issuance of the subordinated debentures (including the form of subordinated debenture) (incorporated herein by reference to Exhibit 4.11 to the Registration Statement).


*Incorporated by reference.